SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 23, 1996





                         PRODUCTIVITY TECHNOLOGIES CORP.
           (Formerly named Production Systems Acquisition Corporation)
             (Exact name of Registrant as specified in its charter)


             Delaware                                 0-21894
(State or other jurisdiction of incorporation) (Commission File No.)


     520 Madison Avenue                     10022
     New York, New York                    (Zip Code)
(Address of principal executive offices)


    Registrant's telephone number, including area code: (212) 843-1480

Item 2.  Acquisition or Disposition of Assets.

                  On May 23, 1996, the Registrant consummated its acquisition of Atlas Technologies, Inc. ("Atlas"), a Michigan corporation, pursuant to the Merger Agreement dated December 18, 1995, among the Registrant, Ronald M. Prime and Michael D. Austin, doing business as AMS Holding Company ("AMS"), a Michigan partnership, and Atlas. The acquisition was effected by the merger of PSAC Merger Corporation, a wholly owned subsidiary of the Registrant formed for the purpose, into Atlas, with Atlas being the surviving company and becoming a wholly owned subsidiary of the Registrant.

                  The total merger consideration paid by the Registrant to the shareholders of Atlas was $7,120,000. Such merger consideration, and the fees and expenses of the transaction, was paid from the liquid assets of the Registrant and the proceeds of a special interest-bearing account established with certain proceeds of the initial public offering of securities of the Registrant consummated July 5, 1994. The shareholders of Atlas to whom the merger consideration was paid were AMS, of whom Messrs. Prime and Austin, principal executive officers of Atlas, are the partners, and the Atlas Technologies, Inc. Employee Stock Ownership Trust.

                  Atlas designs and manufactures automation equipment for the sheet metal forming industry. At the conclusion of the merger, the Board of Directors of Atlas was increased to five members, consisting of Messrs. Prime, Austin, Samuel N. Seidman, director and President of the Registrant, and Joseph
K. Linman and John S. Strance, directors and Vice Presidents of the Registrant.

                  For further information regarding the transaction and Atlas, please refer to Item 5 of the Registrant's Report of Form 8-K dated December 18, 1995, which is incorporated by reference as an exhibit to this Report.

Item 5.  Other Events.

                  On May 21, 1996, the stockholders of the Registrant approved an amendment to the Registrant's Certificate of Incorporation to (a) change the name of the Registrant to Productivity Technologies Corp. and (b) classify the Board of Directors of the Registrant into three classes. Such amendment was filed and became effective on May 28, 1996. Pursuant to the classification of the Board of Directors, the stockholders elected Jesse A. Levine and Alan I. Goldman as Class I Directors to serve for terms expiring at the annual meeting of stockholders to be held during the 1997 fiscal year, Ray J. Friant, Jr. and John S. Strance as Class II Directors to serve for terms expiring at the annual meeting of stockholders to be held during the 1998 fiscal year, and Samuel N. Seidman, Joseph K. Linman and Alan H. Foster as Class III Directors to serve for terms expiring at the annual meeting of stockholders to be held during the 1999 fiscal year.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)  Financial Statements of Business Acquired.

Atlas Technologies, Inc.

Balance sheet as of March 31, 1996 (unaudited)

Statements of Income for nine months ended March 31, 1996  (unaudited) and March
         31, 1995 (unaudited)

Statement of Stockholders' Equity for period ended March 31, 1996 (unaudited)

Statements of Cash Flows for nine months  ended March 31, 1996  (unaudited)  and
         March 31, 1995 (unaudited)

Selected Information

                  (b)  Pro Forma Financial Information.

Production Systems Acquisition Corporation and Atlas Technologies, Inc.

UnauditedPro Forma  Consolidated  Statement of Operations  for nine months ended
         March 31, 1996

Unaudited Pro Forma Consolidated Statement of Operations for year ended June 30, 1995

Notes to Unaudited Pro Forma Consolidated Statements of Operations

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996

Notes to Unaudited Pro Forma Consolidated Balance Sheet

                  (c)  Exhibits

                      2.1 Registrant's Report on Form 8-K dated December 18, 1995 (Item 5).

                      4.1 Certificate of Amendment to Registrant's Certificate of Incorporation filed May 28, 1996.

Item 8.  Change in Fiscal Year.

                  On May 17, 1996, the Board of Directors of the Registrant approved a change in the Registrant's fiscal year. The new fiscal year end will be June 30. A Report on Form 10-K will be filed covering the transition period from April 1, 1996 to June 30, 1996.


                                                       SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PRODUCTIVITY TECHNOLOGIES CORP.
                                              (Formerly named Production Systems
                                              Acquisition Corporation)




                                              /s/ Samuel N. Seidman
                                              Name:  Samuel N. Seidman
                                              Title: President

Date:  June 6, 1996

                             ATLAS TECHNOLOGIES, INC
                                 BALANCE SHEETS

                                                     March 31, 1996
                                                   -------------------
ASSETS                                              (Unaudited)
Current assets:
    Cash                                              $  155,316
    Contract receivables                               5,776,993
    Notes receivable                                     516,192
    Officer note receivable                               15,600
    Costs and estimated earnings
      in excess of billings
      on uncompleted contracts                         6,327,745
    Inventories                                          991,988
    Prepaid expenses                                      28,310
    Deferred taxes - current                             269,000
                                                   -------------------
                                                      14,081,144
                                                   -------------------

Property, plant, and equipment:
    Land                                                  77,200
    Buildings and improvements                         1,945,123
    Machinery and equipment                            4,973,586
    Transportation equipment                              99,117
    Accumulated depreciation                          (4,501,160)
                                                    -------------------
                                                       2,593,866
                                                    -------------------

Other assets:
    Deferred taxes - noncurrent                          187,000
    Noncompetition agreement, net of accumulated
      amortization                                       232,333
    Officer notes receivable, net of current portion     123,362
    Other assets                                          40,000
                                                    -------------------
                                                         582,695
                                                    -------------------
                                                     $17,257,705
                                                    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Account payable                                   $2,531,168
    Line of credit                                     4,990,852
    Accrued expenses and other                         1,606,934
    Accrued taxes                                         99,851
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                  905,435
    Stock redemption payable                             700,000
    Current portion of long-term debt                  1,808,846
                                                    -------------------
                                                      12,643,086
                                                    -------------------

Long-term debt, net of current portion                 1,063,806
                                                     -------------------

Commitments
                                                             -

Stockholders' equity:
    Common stock ($1 par value, authorized 50,000 shares,
      25,683 issued and outstanding)                      25,683
    Paid in capital                                       73,465
    Retained earnings                                  3,451,665
                                                      -------------------
                                                       3,550,813
                                                      -------------------
                                                     $17,257,705
                                                      ===================


                            See selected information.
                                       F-1

                            ATLAS TECHNOLOGIES, INC
                              STATEMENTS OF INCOME









                                                                           Nine months ended March 31,
                                                                    1996                          1995
                                                                (Unaudited)                   (Unaudited)

Net sales
                                                                   $25,841,050                   $21,027,428

                                                             ------------------            ------------------

    Cost of sales                                                   17,862,970                    15,374,582
    Selling, general, and administrative
      expenses                                                       4,935,291                     3,800,913
    Management bonuses                                               1,602,530                             -
                                                             ------------------            ------------------

                                                                    24,400,791                    19,175,495
                                                             ------------------            ------------------

                                                                     1,440,259                     1,851,933
                                                             ------------------            ------------------

Other income (expense):
    Interest income                                                     32,036                         2,232
    Interest expense                                                 (410,910)                     (462,352)
    Gain on disposal of assets                                          35,474                       308,565
    Miscellaneous                                                       20,273                        68,812
                                                             ------------------            ------------------

                                                                     (323,127)                      (82,743)
                                                             ------------------            ------------------

Net income before income taxes                                       1,117,132                     1,769,190

Income taxes                                                           379,200                       370,630
                                                             ------------------            ------------------

Net income                                                            $737,932                    $1,398,560
                                                             ==================            ==================

Net income per share of common stock                                    $28.73                        $45.36
                                                             ==================            ==================

Weighted average common shares                                          25,683                        30,830
                                                             ==================            ==================





                            See selected information.
                                       F-2

                            ATLAS TECHNOLOGIES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                        Common Stock                                        Total
                                                                      Number of           Paid-in          Retained    Stockholders'
                                                                        Shares   Amount   Capital          Earnings         Equity
                                                                      -------  ---------  --------------  -----------   -----------

Balance at June 30, 1995 ...........................................   25,683     25,683          73,465    3,413,733     3,512,881

Stock redemption ...................................................     --         --              --       (700,000)     (700,000)

Net income for the period ..........................................     --         --              --        737,932       737,932
                                                                      -------  ---------  --------------  -----------   -----------

Balance at March 31, 1996 (Unaudited) ..............................   25,683  $  25,683  $       73,465  $ 3,451,665   $ 3,550,813
                                                                      =======  =========  ==============  ===========   ===========






                            See selected information.
                                       F-3

                             ATLAS TECHNOLOGIES, INC
                            STATEMENTS OF CASH FLOWS


                                                                                        Nine months ended March 31,
                                                                                           1996                      1995


                                                                                       (Unaudited)               (Unaudited)
Cash flows from operating activities:
    Net income                                                                                $737,932                 $1,398,560
    Adjustments to reconcile net income to
      net cash provided by operating activities
      Depreciation and amortization                                                            293,715                    264,587
      Gain on sale of property & equipment                                                           -                   (28,565)
      Increase in contract receivables, inventories, prepaids and other                    (1,822,274)                (2,136,456)
      Increase in accounts payable, accrued
        expenses, and other                                                                    424,599                    418,009
      Costs and estimated earnings in excess of billings
        on uncompleted contracts; and billings in excess of
        costs and estimated earnings on uncompleted contracts                              (1,036,333)                (1,311,040)
                                                                                   --------------------     ----------------------

Net cash used in operating activities                                                      (1,402,361)                (1,394,905)
                                                                                   --------------------     ----------------------

Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment                                                -                    132,142
  Expenditures for property, plant, and equipment                                            (357,612)                  (348,680)
  Issuance of notes receivable                                                                (47,793)                   (88,326)
                                                                                   --------------------     ----------------------

Net cash used in investing activities                                                        (405,405)                  (304,864)
                                                                                   --------------------     ----------------------

Cash flow from financing activities:
  Proceeds from issuance of long-term debt                                                           -                    110,000
  Net borrowing on line of credit                                                            2,381,914                  2,278,970
  Purchase of common stock                                                                           -                  (196,000)
  Payment of debt                                                                            (436,085)                  (569,188)
                                                                                   --------------------     ----------------------

Net cash provided by financing activities                                                    1,945,829                  1,623,782
                                                                                   --------------------     ----------------------

Net increase (decrease) in cash                                                                138,063                   (75,987)

Cash, Beginning of period                                                                       17,253                     93,084
                                                                                   --------------------     ----------------------

Cash, End of period                                                                           $155,316                    $17,097
                                                                                   ====================     ======================


                            See selected information.
                                       F-4

                            ATLAS TECHNOLOGIES, INC.
              SELECTED INFORMATION - Substantially all Disclosures
      Required by Generally Accepted Accounting Principles Are Not Included
                                 MARCH 31, 1996


1.       General

         On December 18, 1995, the majority stockholders of Atlas Technologies, Inc. (Atlas) entered into a definitive Merger agreement with Production Systems Acquisition Corporation (PSAC). PSAC is a Specified Purpose Acquisition Company(R) (SPAC(R)) formed to acquire or merge with an operating business in the production systems industry. Under the merger agreement, a newly formed wholly owned subsidiary of PSAC will be merged with and into Atlas , so that Atlas will become a wholly owned subsidiary of PSAC. Each share of the outstanding stock of Atlas at the date of the merger will be entitled to receive its prorata portion of the $7,000,000 merger consideration to be paid by PSAC.

         The accompanying financial statements are unaudited. However, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. A commitment to the former stockholders has been recorded in the period ended
March 31, 1996. This commitment is discussed in Note 5. The remaining adjustments are of a normal recurring nature. Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto as of and for the year ended June 30, 1995. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year.

2.       Officer note receivable

At the effective date of the merger, this note will become due and will be paid to the corporation in full.

3.   Inventories

         Inventories at June 30, 1995, and March 31, 1996, are stated at lower of cost (first-in, first-out) or market and include primarily raw materials and parts.

4.   Line of credit and long-term debt

         At the effective date of the merger, certain items included in current portion of long-term debt that are secured by company stock will be paid in full or refinanced with new debt at the Company's lending institution.

5.       Commitments and Stock Redemption

         As discussed in Note 1, terms of the merger require the stockholders of Atlas to receive from PSAC $7,000,000 in consideration for their shares of the outstanding stock of Atlas prior to the date of the merger, with additional consideration to be paid in the amount of $10,000 per week for each week the closing date is beyond March 1, 1996. The agreement also requires an equity adjustment of the merged subsidiary (Atlas). Upon approval of the merger, a contingent liability of $700,000 has been defined and will be paid to a former stockholder as part of the stockholder's redemption agreement. Other payments and contributions will be made to current executives of the company and the Employee Stock Ownership Plan. The effect of these payments is to reduce the net income of the company reported in these financial statements for the period ended December 31, 1995. In the event the equity of Atlas at the effective date is below $3,196,064, the merger consideration of $7,000,000 will be reduced.

                            ATLAS TECHNOLOGIES, INC.
              SELECTED INFORMATION - Substantially all Disclosures
      Required by Generally Accepted Accounting Principles Are Not Included
                                 MARCH 31, 1996



5.       Commitments and Stock Redemption - (continued)

         PSAC has also agreed to retain the two majority stockholders, Ronald M. Prime and Michael D. Austin, under employment agreements pursuant to which they will serve as Chief Executive Officer and President of Atlas, respectively. These agreements will be identical except that the term of Mr. Prime's agreement will terminate on December 31, 1998, and that of Mr. Austin will terminate on December 31, 2001. Each agreement requires the executive to devote substantially all of his business time and attention to the affairs of Atlas. The agreements require a bonus payment to be made to the shareholders in the amount of $100,000 each upon signing of the agreement. Annual compensation (salary) will be $190,000, subject to cost of living increases after December 31, 1996. The agreements also require additional annual bonuses to the executives if certain operating results are achieved.

6.       Subsequent event

On May 23, 1996, PSAC acquired all the shares of Atlas under the merger agreement discussed in Note 1 above.

PRODUCTION SYSTEMS ACQUISITION CORPORATION ("PSAC")
AND ATLAS TECHNOLOGIES, INC. ("ATLAS")
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited pro forma consolidated balance sheet as of March 31, 1996 and the unaudited pro forma consolidated statements of operations for the year ended June 30, 1995 and nine months ended March 31, 1996 include the accounts of PSAC and Atlas for the respective periods. The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the merger of PSAC and Atlas ("Merger"). The Merger is accounted for as an acquisition of the common stock by PSAC under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of PSAC and Atlas for certain transactions pursuant to the Merger described in the notes to the unaudited pro forma consolidated financial statements.

         The unaudited pro forma consolidated balance sheet was prepared as if the Merger had occurred on March 31, 1996. The unaudited pro forma consolidated statements of operations for the year ended June 30, 1995 and nine months ended March 31, 1996 were prepared as if the Merger had occurred on July 1, 1994. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future. The pro forma statements of operations conform to Atlas' fiscal year since the operations of the combined companies will primarily be those of Atlas. This presentation, considered a more accurate reflection of results, would not be materially different if PSAC's fiscal year end of March 31 were the basis of presentation.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                              Pro forma                Pro forma
                                                     PSAC             Atlas                   adjustments           consolidated(1)
                                                                                ----------------------------------
                                                                                           Debit            Credit

                                                                     (in thousands, except per share and share amounts)

Nine months ended March 31, 1996
Net sales....................................     $        --      $     25,841     $          --        $      --       $  25,841
Operating expenses:
   Cost of sales.............................               --           17,863                --               --          17,863
   Selling, general and                                                                       149(2)            --
         administrative expenses.............              210            4,935               144(3)          279(5)         5,159
Management bonuses...........................               --            1,602               813(4)        1,602(5)           813
- ----------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)......................            (210)            1,441                1,106           1,881         2,006
Other income (expense):
   Interest income...........................              372               32               329(6)              --            75
   Interest expense..........................               --            (411)                   --              --          (411)
   Gain on disposal of assets................               --               35                   --              --            35
   Miscellaneous income......................               --               20                   --              --            20
- -----------------------------------------------------------------------------------------------------------------------------------
Income before income tax
   provision.................................              162            1,117                1,435           1,881         1,725
Income tax provision.........................               96              379               252(7)              --           727
- -----------------------------------------------------------------------------------------------------------------------------------
Net income...................................   $        66      $        738     $       1,687              1,881     $       998
- -----------------------------------------------------------------------------------------------------------------------------------
Per share of common stock:
   Income....................................   $      0.03                                                            $      0.47
- -----------------------------------------------------------------------------------------------------------------------------------
Weighted average number of
   shares of common stock....................        2,125,000                                                           2,125,000
- -----------------------------------------------------------------------------------------------------------------------------------


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                                Pro forma                 Pro forma
                                                           PSAC              Atlas              adjustments         consolidated(1)
                                                                                         ---------------------------
                                                                                          Debit             Credit
                                                                             (in thousands, except per share and share amounts)

Year ended June 30, 1995
Net sales....................................         $      --      $     29,078         $       --       $        --   $  29,078
Operating expenses:
   Cost of sales.............................                --            21,034                 --                --      21,034
   Selling, general and administrative                                                          198(2)
      expenses...............................               277             5,119               192(3)              --       5,786
Management bonuses...........................                --                --               566(4)              --         566
- ----------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)......................             (277)             2,925                  956              --       1,692
Other income (expense):
   Interest income...........................               474                33               407(6)              --         100
   Interest expense..........................                --             (645)                   --              --        (645)
   Gain on disposal of assets................                --               308                   --              --         308
   Miscellaneous income......................                --                64                   --              --          64
- ----------------------------------------------------------------------------------------------------------------------------------
Income before income tax
   provision.................................               197             2,685                1,363              --       1,519
Income tax provision.........................                67               465               125(7)              --         657
- ----------------------------------------------------------------------------------------------------------------------------------
Net income...................................   $           130      $      2,220               $1,488           --      $     862
- ---------------------------------------------------------------------------------------------------------------------------------
Per share of common stock:
   Income....................................   $          0.06                                                          $    0.41
- -----------------------------------------------------------------------------------------------------------------------------------
Weighted average number of
   shares of common stock....................         2,125,000                                                          2,125,000
- ----------------------------------------------------------------------------------------------------------------------------------


       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) The unaudited pro forma consolidated statements of operations are presented assuming that no PSAC stockholders will request conversion of their shares. No such requests were made.

(2) The purchase price, which includes cash paid for the Atlas shares ($7,120,000), and certain transaction expenses (approximately $400,000), will exceed the book value of Atlas' stockholders equity by approximately $4,567,000 against which a $598,000 deferred tax liability will be provided. This excess is allocated $1,496,000 to property, plant and equipment (based on a recent appraisal) and $3,071,000 to goodwill. Additional depreciation on property, plant and equipment based on a 20-year life, and amortization of goodwill based on a 25-year life aggregating $198,000 has been charged to operations for the year ended June 30, 1995 and $149,000 for the nine months ended March 31, 1996.

(3) Represents annual salaries to officers and directors of PSAC ($252,000) net of annual savings of $60,000 on PSAC occupancy expense. Such payments would have been incurred had the transaction been consummated on July 1, 1994.

(4) Represents pro forma amounts payable to Atlas senior management under new employment agreements after the Merger (based on Atlas operating income, as adjusted) in the amounts of $813,000 and $566,000 for the nine months ended March 31, 1996 and year ended June 30, 1995, respectively. Such payments would have been incurred had the transaction been consummated on July 1, 1994.





                                       F-8




(5) Represents elimination of management bonuses ($1,602,000) and professional fees ($279,000) incurred by Atlas aggregating $1,881,000. These amounts would not have been incurred in the normal course of business had it not been stated that the Merger Agreement contemplates that the net worth of Atlas equal $3,196,084 at the date of consummation of the Merger.

(6) Represents the elimination of interest income on the portion of PSAC's investment in a U.S. government security deposited in the Trust Fund, which will be liquidated upon consummation of the Merger.

(7) Represents consolidated income tax provision at an effective rate of 40% on taxable income after adding back non-deductible amortization of goodwill of $92,000 and $123,000 for the nine months ended March 31, 1996 and year ended June 30, 1995, respectively.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                 (in thousands)

                                                                                          Pro forma                     Pro forma


                                                   PSAC           Atlas                 adjustments                consolidated (1)
                                                   ----           -----                                            -----------------
                                                                            ------------------------------------


                                                                                       Debit           Credit

Assets

Current assets:
  Cash and cash equivalents..................       $     4           $ 155           $9,071(2)      $  337(3)              $2,168
                                                                                         395(7)       7,120(4)
  Short term investments and accrued
  interest thereon...........................            80              --                  --             --                  80
  U.S. Government security deposited in
  Trust Fund and accrued interest
  thereon....................................         9,071              --                  --       9,071(2)                 --
  Contracts and notes receivable.............            --           6,309                  --         272(7)               6,037
  Costs and estimated earnings in excess
  of billings on uncompleted contracts.......            --           6,328                  --             --               6,328
  Inventories                                            --             992                  --             --                 992
  Prepaid expenses...........................            13              28                  --             --                  41
  Deferred acquisition costs.................           213              --                  --         213(3)                  --
  Deferred taxes.............................            --             269                  --             --                 269
- ----------------------------------------------------------------------------------------------------------------------------------
         Total current assets................            9,381         14,081             9,466           17,013            15,915
- ----------------------------------------------------------------------------------------------------------------------------------
         Property, plant and equipment, net..            --            2,594             400(3)             --               4,090
                                                                                       1,096(4)             --
Goodwill.....................................            --              --            3,071(4)             --               3,071
Deferred taxes...............................            --             187                  --             --                 187
Other assets.................................            34             396                  --         123(7)                 307
- ----------------------------------------------------------------------------------------------------------------------------------
         Total assets........................            $9,415        $17,258          $14,033           $17,136          $23,570
==================================================================================================================================

Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable, accrued expenses
  and income taxes payable...................          $245          $4,238              150(3)             --              $4,333
  Line of credit.............................            --           4,991                  --       2,148(6)               7,139
  Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..................................            --             905                  --             --                 905
  Stock redemption payable...................            --             700              700(6)             --                 --
  Current maturities of long-term debt.......            --           1,809            1,448(6)             --                 361
- ---------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities...........            245           12,643             2,298           2,148             12,738
- ---------------------------------------------------------------------------------------------------------------------------------
         Long-term debt, net of current portion          --            1,064                 --             --               1,064
         Deferred income taxes...............            --              --                  --           598(4)               598
- ----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities...................            245           13,707             2,298           2,746             14,400
==================================================================================================================================
         Common stock subject to possible
conversion...................................         1,813              --            1,813(5)             --                 --
- ----------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity:
  Common Stock...............................             2              26               26(4)             --                  2
  Additional paid-in capital.................         7,352              73               73(4)       1,813(5)              9,165
  Retained earnings..........................             3           3,452            3,452(4)             --                  3
- -----------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity..........            7,357         3,551              3,551           1,813             9,170
- -----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities and                              41              58
         stockholders' equity................            $9,  5        $17,2             $7,662           $4,55           $23,570
==================================================================================================================================


             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) The unaudited pro forma consolidated balance sheet is presented assuming that no PSAC stockholders request conversion of their shares. No such requests were made.

(2) Represents the release of restricted cash from the Trust Fund as a result of the Merger.

(3) Represents PSAC's estimated expenses ($400,000) to be incurred in connection with the Merger: brokers' fee ($180,000) and other professional fees ($220,000), allocated to plant, property and equipment.

(4) Represents the payment for the Atlas shares ($7,120,000), elimination of Atlas' capital accounts, allocation of the excess of the purchase price over Atlas' stockholders' equity at December 31, 1995 to property, plant and equipment based on a recent appraisal of fixed assets ($1,096,000) and goodwill ($3,071,000) and accounting for the deferred tax liabilities ($598,000) at an assumed 40% tax rate on the temporary differences arising from the excess purchase price allocated to property, plant and equipment. The carrying value of the remaining assets and liabilities of Atlas approximate fair value.

(5) Represents the reclassification of common stock subject to possible conversion since the unaudited pro forma consolidated balance sheet contemplates that no PSAC stockholders will request conversion of their shares.

(6) Represents payment of debts due to a former stockholder of Atlas upon consummation of the Merger ($1,448,000) and stock redemption due to such former stockholder ($700,000).

(7)      Receipt of notes receivable ($395,000) repaid at closing.